                                                                   EXHIBIT 99(a)

     Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
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The following  statement is being made to the Securities and Exchange Commission solely for purposes of Section 906 of the  Sarbanes-Oxley Act of 2002 (18 U.S.C.
1349),  which  carries  with it  certain  criminal  penalties  in the event of a knowing or willful misrepresentation.

Each of the undersigned  hereby certifies that the Quarterly Report on Form 10-Q for the period ended September 30, 2002 fully complies with the  requirements of
Section 13(a) of the  Securities  Exchange Act of 1934 and that the  information contained  in  such  report  fairly  presents,  in all  material  respects,  the financial condition and results of operations of the registrant.

Dated: November 1, 2002     /s/ W. James Farrell
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                             W. James Farrell
                             Chairman and Chief Executive Officer

Dated: November 1, 2002     /s/ Jon C. Kinney
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                             Jon C. Kinney, Senior Vice President
                             and Chief Financial Officer